UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

LendingClub Corporation (Exact name of registrant as specified in its charter)
Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 1000, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2018, LendingClub Warehouse II LLC (“Warehouse”), a wholly-owned subsidiary of LendingClub Corporation (the “Company” or “Lending Club”), entered into a Warehouse Credit Agreement (the “Warehouse Agreement”) with certain lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), and Wilmington Trust, National Association as collateral trustee (in such capacity, the “Collateral Trustee”) and as paying agent. Pursuant to the Warehouse Agreement, the Lenders agree to provide a $200 million secured revolving credit facility (the “Credit Facility”) to Warehouse, which Warehouse may draw upon from the Credit Facility closing date until the earlier of March 23, 2020 or another event that constitutes a “Commitment Terminate Date” under the Warehouse Agreement. Proceeds under the Credit Facility may only be used to purchase certain unsecured consumer loans from the Company and related rights and documents and pay fees and expenses related to the Credit Facility.

In connection with the Warehouse Agreement, on January 23, 2018, Warehouse also entered into a Security Agreement (the “Security Agreement”) with the Administrative Agent and the Collateral Trustee. The Credit Facility is secured by a first priority lien and security interest in all of Warehouse’s assets. The Warehouse Agreement and Security Agreement contain customary representations and warranties, as well as affirmative and negative covenants. The covenants include restrictions on Warehouse’s ability to make certain restricted payments, including restrictions on Warehouse’s ability to pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments and enter into certain affiliate transactions. In addition, the Warehouse Agreement contains customary indemnification provisions pursuant to which Warehouse will indemnify the Lenders and affiliated parties for certain losses arising out of the Warehouse Agreement and certain other matters. The Warehouse Agreement also contains customary events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Warehouse Credit Agreement dated January 23, 2018* †
10.2	Security Agreement dated January 23, 2018†

* Confidential treatment has been requested for certain portions of this Exhibit. The omitted material has been filed separately with the Securities and Exchange Commission.

† Schedules have been omitted as they are not material, not applicable or not required. They will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

Date:	January 26, 2018	By:
/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)